Exhibit 16

Crowe Horwath LLP Independent Member Crowe Horwath International 488 Madison Avenue, Floor 3 New York, New York 10022-5722 Tel 212.572.5500 Fax 212.572.5572 www.crowehorwath.com

October 22, 2015

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Princeton Capital Corporation dated October 22, 2015, as contained in Item 4.01(a), and are in agreement with those statements.

Crowe Horwath LLP
New York, New York

cc:	Mr. Thomas Jones
Audit Committee Chairman Princeton Capital Corporation